                                                                     EXHIBIT 8.1
                                                                TO ANNUAL REPORT
                                                                    ON FORM 20-F


            LIST OF SUBSIDIARIES OF GUANGSHEN RAILWAY COMPANY LIMITED

     The following table lists information concerning the subsidiaries of Guangshen Railway Company Limited:

                                                                     JURISDICTION OF     PERCENTAGE OF INTEREST
NAME                                                                  INCORPORATION     HELD BY GUANGSHEN RAILWAY
----                                                                 ---------------    --------------------------


DIRECTLY HELD BY THE COMPANY

Guangzhou Guangshen Railway Dong Qun Industries Company Limited            PRC                     100%
Shenzhen Fu Yuan Enterprise Development Company                            PRC                     100%
Shenzhen Guangshen Railway Civil Engineering Company                       PRC                     100%
Shenzhen Guangshen Railway Travel Service Ltd.                             PRC                     100%
Shenzhen Jian Kai Trade Company                                            PRC                     100%
Shenzhen Xiang Qun Enterprise Company                                      PRC                     100%
Shenzhen Jing Ming Industrial & Commercial Company Limited                 PRC                     100%
Shenzhen Railway Station Travel Service Company(i)                         PRC                      70%
Shenzhen Longgang Pinghu Qun Yi Railway Store Loading and                  PRC                      55%
 Unloading Company
Dongguan Changsheng Enterprise Company                                     PRC                      51%
Guangshen Railway Electric Service Limited                                 PRC                     100%
Shenzhen Railway Station Passenger Services Company Limited                PRC                     100%

INDIRECTLY HELD BY THE COMPANY

Shenzhen Nantie Engineering and Construction Supervision                   PRC                     100%
 Company Limited
Shenzhen Guangshen Railway Economic and Trade Enterprise                   PRC                     100%
 Company
Shenzhen Railway Property Management Company Limited                       PRC                     100%
Shenzhen North Station Auto Repair Plant                                   PRC                     100%
Shenzhen North Station Loading and Unloading Transportation                PRC                     100%
 Company
Shenzhen North Station Railway Industry Technology Development             PRC                     100%
 Company
Shenzhen Yuezheng Enterprise Company Limited                               PRC                     100%
Guangzhou Donglian Travel Service Company Limited(i)                       PRC                      70%
Shenzhen Road Multi-modal Transportation Company Limited                   PRC                      60%

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(i)  Sino-foreign equity or co-operative joint ventures.